UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2015

BIOCEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36284	80-0943522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5810 Nancy Ridge Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 320-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As discussed below in Item 5.07, Biocept, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) at which the Company’s stockholders approved the Company’s Amended and Restated 2013 Equity Incentive Plan (the “2013 Plan”).  A summary of the material terms of the 2013 Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 30, 2015. That summary is qualified in its entirety by reference to the text of the 2013 Plan, which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 16, 2015, the Company held the Annual Meeting. As of April 30, 2015, the record date for the Annual Meeting, 17,901,552 shares of common stock were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 13,546,795 shares of common stock were present in person or represented by proxy for the three proposals summarized below.

Proposal 1: Election of Directors

The Company’s stockholders elected the three persons listed below to serve until the Company’s 2018 Annual Meeting of Stockholders. The final voting results are as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Marsha A. Chandler	5,829,947	72,962	7,643,886
Bruce A. Huebner	5,823,545	79,364	7,643,886
Ivor Royston	5,786,640	116,269	7,643,886

Proposal 2: Ratification of the Selection of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection by the Audit Committee of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The final voting results are as follows:

Votes For	13,015,250
Votes Against	196,925
Abstentions	334,620
Broker Non-Votes	0

Proposal 3: Approval of the Company’s Amended and Restated 2013 Equity Incentive Plan

The Company’s stockholders approved the 2013 Plan. The final voting results are as follows:

Votes For	5,095,000
Votes Against	676,623
Abstentions	131,286
Broker Non-Votes	7,643,886
Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Amended and Restated 2013 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCEPT, INC.
Dated: June 17, 2015	By:	/s/ William G. Kachioff
	Name:	William G. Kachioff
	Title:	Chief Financial Officer